EXHIBIT 10.4


                               PRECEDENT AGREEMENT
                                     BETWEEN
                  KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC
                                       AND
                               NEDAK ETHANOL, LLC

        This Precedent Agreement dated this 28th day of February, 2006 states an agreement between Kinder Morgan Interstate Gas Transmission LLC ("KMIGT"), a limited liability company organized and existing under the laws of the State of Colorado, and NEDAK Ethanol LLC ("Shipper"), a limited liability company. KMIGT and Shipper hereby agree to enter into a transportation service agreement for the services described herein, provided the conditions set forth in this Precedent Agreement are met in accordance herewith. The commitment provided by Shipper via this Precedent Agreement will be used as support for the construction and operation of certain facilities referred to as the Grand Island North Project. Accordingly, KMIGT and Shipper agree to the following:

                                    RECITALS:

           WHEREAS, Shipper proposes to construct a new ethanol production plant (herein the "NEDAK Ethanol Plant" or "Plant") situated near Atkinson, Nebraska which will utilize natural gas. Shipper desires to have KMIGT transport Shipper's natural gas supply requirements to a primary delivery point near O'Neill, Nebraska (O'Neill Delivery Point) for delivery to Kinder Morgan, Inc who will deliver to the Plant. KMIGT's transportation services will be pursuant to applicable transportation agreements and KMIGT's FERC Gas Tariff; and

           WHEREAS, the transportation and delivery of such gas supplies by KMIGT will require KMIGT to increase its pipeline capacity by installing new facilities north of Grand Island, NE; and

           WHEREAS, The facilities and capacities described herein may change based on the final capacity requirements or project design; and,

          WHEREAS, the Parties desire to establish the terms and conditions upon which KMIGT will construct and place into service the required facilities to provide service to the O'Neill Delivery Point and make available the increased pipeline capacity to transport and deliver the anticipated natural gas supply requirements; and ,

WHEREAS, this Precedent Agreement has been executed as evidence of the agreement between KMIGT and Shipper that, upon satisfaction of the conditions precedent set forth below, the parties will enter into a Firm Transportation Service agreement(s) for interstate natural gas transportation service, to be provided by KMIGT for Shipper.


NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and intending to be legally bound, KMIGT and Shipper agree as follows:

1.      EFFECTIVE DATE, TERM AND BINDING EFFECT

        This Precedent Agreement shall become effective on the date of its execution by both Parties and shall remain in effect until the earlier of: (a) the Effective Date of the Firm Transportation Service Agreement, or (b) either Shipper's or KMIGT's exercise of its termination rights pursuant to this Precedent Agreement, or (c) failure of a condition precedent.

                                    X 10.4-1

2.      SERVICES

        KMIGT agrees to cause the construction of the facilities necessary to expand KMIGT's capacity in that part of its System located north of Grand Island, Nebraska to flow in a northerly direction so that KMIGT is able to deliver 2,450 Dth/d (North Expansion) to the O'Neill Delivery Point. KMIGT agrees to provide Shipper with firm transportation services to meet Shipper's needs as set forth on Appendix A hereto; however, KMIGT shall in no case be obligated to construct more than the capacity set forth above. The construction and operation of the North Expansion shall be subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") and shall be pursuant to a FERC Certificate of Public Convenience and Necessity application filing by KMIGT ("Certificate Application"). The pipeline facilities to be constructed and placed into service by KMIGT will be owned, operated and maintained by KMIGT

        The Parties agree that KMIGT is not obligated to order material for the construction of the KMIGT Facilities or begin the construction and installation of the KMIGT Facilities until: (1) all requisite authorization has been received in form and substance acceptable to KMIGT, and (2) this Agreement has been executed by both Parties.

3.      RATES

        Shipper agrees to pay the Reservation Rate(s) as indicated on Appendix A for the entire term set forth on Appendix A, in accordance with the form of Agreement attached hereto as Appendix B. The Commodity Rate, as indicated on Appendix B, plus ACA and any surcharges which, subsequent to the date of this Precedent Agreement, are then generally applicable under the Tariff, shall also be paid by Shipper. Fuel and Lost and Unaccounted for Gas ("FL&U") shall be assessed, and will be adjusted, in accordance with KMIGT's Tariff, in addition to the above described rates.

4.      QUANTITY, TERM, RECEIPT AND DELIVERY POINTS

        The Maximum Daily Quantity (MDQ) shall be as set forth on Appendix A attached hereto. The Primary Term shall commence on June 1, 2007 or the in-service date of the North Expansion. The Primary Term and the Primary Receipt and Delivery Point(s) are as set forth on Appendices A and B. Secondary Receipt and Delivery Points will be made available pursuant to the terms and conditions set forth in KMIGT's FERC Gas Tariff and shall be subject to all maximum applicable charges under the tariff, unless otherwise agreed to in writing.

5.      CONDITIONS TO KMIGT'S OBLIGATIONS

        KMIGT's obligations to provide firm services and to cause the construction of the North Expansion are subject to the following conditions:

        (a) All requisite governmental approvals must be obtained and maintained on terms reasonably acceptable to KMIGT, including approval of construction, rates and terms and conditions of service; and

        (b) All rights-of-way and other surface rights required to site the North Expansion described herein must be obtained on terms and conditions reasonably acceptable to KMIGT; and

        (c) The project must remain economically viable, in KMIGT's sole discretion; and

        (d) KMIGT's obligations are conditioned on Shipper having and maintaining such credit as provided in Section 6(c) below to satisfy Shipper's financial obligations under this Precedent Agreement and the Firm Transportation Service Agreement which is to be executed pursuant to this Precedent Agreement.


                                    X 10.4-2

6.      SHIPPER'S OBLIGATIONS

        (a) Shipper agrees that it will execute the Firm Transportation Service Agreement in the form attached hereto as Appendix B, within five (5) business days after tender by KMIGT, in accordance with the Tariff and the terms of this Precedent Agreement; and

        (b) Upon request by KMIGT, Shipper agrees to support any notification, tariff or certificate filing made to the FERC, or other forums, that would assist KMIGT in obtaining any necessary authorizations to construct facilities or to provide services as set out herein; and

        (c) Shipper shall provide sufficient evidence of credit worthiness as follows:

               The initial credit assurance in the amount of $150,000 will be due within fifteen (15) days of signing this Agreement. Such credit assurance shall be adjusted based upon the following schedule:

                            Period            Credit Assurance
                            ------            ----------------
                           Upon signature       $     150,000
                                   Sep-06       $   1,529,169
                                   Apr-07       $   1,529,168
                                   Jul-07       $   1,529,168
                                   Oct-07       $   1,529,168
                                   Jan-08       $   1,325,278
                                   Apr-08       $   1,197,847
                                   Jul-08       $   1,070,416
                                   Oct-08       $     942,986
                                   Jan-09       $     815,555
                                   Apr-09       $     688,124
                                   Jul-09       $     560,694
                                   Oct-09       $     433,263
                                   Jan-10       $     305,833
                                   Apr-10       $     178,402
                                   Jul-10       $     127,431

Shipper shall maintain the credit assurance of this Section 6 (c) in accordance with the terms specified in KMIGT's then effective FERC Gas Tariff and the FERC's policy for construction of new facilities throughout the term of this Agreement and any superseding Firm Transportation Service Agreement. Further, this Section 6(c) shall survive the termination of this Agreement

7.      TIMING

        KMIGT anticipates having this project ready for service by June 1, 2007, conditioned upon receipt of all necessary regulatory and other approvals. However, if KMIGT is unable to commence the service as contemplated hereunder by June 1, 2007, KMIGT will proceed with due diligence and in good faith to commence the service for Shipper at the earliest practicable date thereafter.

                                    X 10.4-3

8.      TERMINATION RIGHTS

        Shipper shall have the right to terminate this Precedent Agreement prior to the Effective Date of the Firm Transportation Service Agreement if:
        (1) if it does not obtain the minimum level of interstate natural gas transportation service as specified on Appendix A hereto; or, (2) KMIGT has not filed for FERC certificate authority by June 1, 2006; or (3) FERC shall deny the Certificate Application. KMIGT shall have the right to terminate this Precedent Agreement prior to the Effective Date of the Firm Transportation Service Agreement if: (1) FERC shall deny the Certificate Application, or (2) FERC shall attach conditions to any certificate which results from the Certificate Application which, in KMIGT's sole judgment, are unacceptable, or (3) FERC fails to issue a certificate in response to the Certificate Application prior to January 31, 2007; or, (4) KMIGT determines, in its commercially reasonable discretion, that the project is not "Economically Viable", with such determination to be made no later than thirty (30) days following KMIGT's receipt of a certificate from FERC; or, (5) Shipper fails to comply with its obligation stated at Section 6(c) above. Any such termination by either Party shall be effected by delivery by the terminating Party of written notice to the other Party within twenty
        (20) business days after the relied upon occurrence. Notice of termination delivered later than twenty (20) business days after the relied upon occurrence shall not be effective, except in the case stated at clause (e) of this Section 8 wherein any ongoing or periodic failure to maintain creditworthiness shall constitute a separate occurrence.

9.      AUTHORITIES

        Performance hereunder shall be subject to all valid laws, orders, decisions, rules and regulations of duly constituted governmental authorities having jurisdiction or control of the matter related hereto. Should either of the Parties, by force of any such law, order, decision, rule or regulation, at any time during the term of this Precedent Agreement be ordered or required to do any act inconsistent with the provisions hereof, then for the period during which the requirements of such law, order, decision, rule or regulation are applicable, this Precedent Agreement shall be deemed modified to conform with the requirement of such law, order, decision, rule or regulation; provided, however, nothing herein shall alter, modify or otherwise affect the respective rights of the Parties to cancel or terminate this Precedent Agreement under the terms and conditions hereof.

10.     ASSIGNMENT

        This Precedent Agreement, in whole or in part, may be assigned by KMIGT to a wholly or partially owned affiliate, special purpose joint venture, partnership, or other affiliated entity, including a parent company or partnership. Shipper may assign this Precedent Agreement and any of the rights or obligations hereunder and any associated Firm Transportation Service Agreement to any wholly owned affiliate which satisfies the credit worthiness standards of KMIGT and which is a successor to the business for which the transportation service was initially secured. Either party may assign this Precedent Agreement to an entity to which the party has assigned, transferred or pledged the rights and privileges under the applicable agreement for mortgage, pledge or as security for indebtedness. Once the North Expansion is in service, Shipper may release its capacity under the Firm Transportation Service Agreement pursuant to the terms of the Tariff.

11.     CHOICE OF LAW

        THIS PRECEDENT AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

12.     FURTHER ASSURANCE

        KMIGT and Shipper shall act in good faith to achieve the benefit of the bargains set forth herein, and shall enter into such additional agreements as may be reasonable and necessary in furtherance of this Precedent Agreement.
                                    X 10.4-4

13.     CONFIDENTIALITY

        Due to competitive concerns of KMIGT and Shipper, each Party and its respective agents, employees, affiliates, officers, Directors, attorneys, auditors and other representatives shall keep and maintain this Precedent Agreement and the individual provisions hereof in strict confidence, and shall not transmit, reveal, disclose or otherwise communicate any of the provisions of this Precedent Agreement to any person without first obtaining the express written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required to the extent that either Party determines in its reasonable judgment that any such disclosure is expressly contemplated or required by law, regulation, an entity providing financing or order of any governmental authority of competent jurisdiction, including but not limited to the FERC.

14.     REPRESENTATIONS

        Each Party represents that this Agreement, the transactions contemplated herein, and the execution and delivery of this Agreement have been duly authorized by all necessary corporation or limited liability company actions, including, without limitation, required action on the part of the officers and agents of the representing Party, and this Agreement, when executed and delivered, shall be valid and binding on it.



 KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC


BY:     /s/ R.M. Holstlow
        ------------------------------------


NAME:   Randy M. Holstlow
        ------------------------------------


TITLE:  Vice President


NEDAK ETHANOL LLC


BY:    /s/ Jerome Fagerland
-------------------------------------------


NAME:  Jerome Fagerland
-------------------------------------------


TITLE:  President and General Manager


                                    X 10.4-5

                                   APPENDIX A
                                     TO THE
                               PRECEDENT AGREEMENT
                                     BETWEEN
             KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC ("KMIGT")
                                       AND
                          NEDAK ETHANOL LLC ("SHIPPER")

                          DATED ____3-23-06___________

        In accordance with the Precedent Agreement, Shipper makes the following elections for service under the North Expansion Project. Unless as otherwise specified below and agreed to by KMIGT, the commencement date of the Firm Transportation Service Agreement is to be the in-service date of the project. Final determination of the project size will be based upon the total elections received that are economically acceptable:

FIRM TRANSPORTATION SERVICE
--- ------------------ ---------------------- ------------ ------------ --------
         PRIMARY              PRIMARY                      RESERVATION    TERM
      RECEIPT POINT       DELIVERY POINT       MDQ (DTH/D)    RATE*     (YEARS)
--- ------------------ ---------------------- ------------ ------------ --------
1.   KMOLP/Douglas      NEDAK O'Neill -(PIN         69         MAX         10
     Plant PIN(996620)  # to be determined)
---- ----------------- ---------------------- ------------ ------------ --------
2.     CIG/Glenrock    NEDAK O'Neill (PIN #       2,381        MAX         10
        (PIN 19350)      to be determined)
---- ----------------- ---------------------- ------------ ------------ --------
3.
---- ----------------- ---------------------- ------------ ------------ --------
                                                  2,450
                       TOTAL MDQ
---- ----------------- ---------------------- ------------ ------------ --------

Commencement Date of the Firm Transportation Service contract is June 1, 2007

           * Reservation Rate shall be stated as $ per MDQ or MDCQ per month, or Shipper may elect to pay the maximum recourse rate by indicating "MAX". Negotiated Rates shall apply to the primary paths and points set forth above, and shall remain fixed during the entire term of the Firm Transportation Service Agreement

        o Shipper's minimum acceptable quantity (please check one of the following boxes):

             [ ] The quantity requested above is Shipper's minimum acceptable quantity.
             [ ] The minimum quantity is designated as follows: _____________

Agreed to by:

Shipper Signature:    _________________________________________________

Name (Please print):  _________________________________________________

Title:  _____________________________________________________________



                                    X 10.4-6

                                   APPENDIX B
                                     TO THE
                               PRECEDENT AGREEMENT
                                     BETWEEN
             KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC ("KMIGT")
                                       AND
                          NEDAK ETHANOL LLC ("SHIPPER")
                              DATED _______________



                                                          Contract No. __TBD____

                      FIRM TRANSPORTATION SERVICE AGREEMENT
                        (APPLICABLE TO RATE SCHEDULE FT)

        This Agreement ("Agreement") is made and entered into by Kinder Morgan Interstate Gas Transmission LLC, a Colorado corporation ("Transporter") and by the Party(s) named in Article XIII ("Shipper").

        In consideration of the premises and of the mutual covenants, the parties do agree as follows:

                                    ARTICLE I
                               SCOPE OF AGREEMENT

        Subject to the terms, conditions and limitations hereof and of Transporter's Rate Schedule FT, Transporter agrees to receive from, or for the account of, Shipper for transportation on a firm basis quantities of natural gas tendered by Shipper on any day at the Primary Receipt Point(s) up to the applicable Maximum Daily Receipt Quantity for such Receipt Point. Shipper shall not tender at all Primary Receipt Points on any day without the prior consent of Transporter, a cumulative quantity of natural gas in excess of the Maximum Daily Transportation Quantity set forth in Article XIII.

        Transporter agrees to transport and deliver to, or for the account of, Shipper at the Delivery Point(s) the nominated gas received from Shipper at the Receipt Point(s), less the Fuel Reimbursement Quantity and other deductions, and Shipper agrees to accept or cause acceptance of delivery of these quantities; provided, however, that Transporter shall not be obligated to deliver at any Delivery Point on any day a quantity of natural gas in excess of the applicable Maximum Daily Delivery Quantity.

                                   ARTICLE II
                                TERM OF AGREEMENT

        This Agreement shall become effective as of the date set forth below and shall remain in full force and effect in accordance with the terms of this Service Agreement. This Agreement may be extended for another primary term if agreed to by both parties in accordance with the provisions in the General Terms and Conditions on the Right of First Refusal Process.

                                   ARTICLE III
                                  RATE SCHEDULE

        Shipper shall pay Transporter for all services rendered and for the availability of such service at rates filed under Transporter's FT Rate Schedule as shown on Sheet No. 4-A of Second Revised Volume No. 1-A and as the same may be hereafter revised or changed. Unless otherwise agreed to in writing between Transporter and Shipper, the rates to be charged Shipper for transportation shall not be more than the maximum rate under Rate Schedule FT, nor less than the minimum rate under Rate Schedule FT.

                                    X 10.4-7

        This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Transporter's applicable Rate Schedules and of Transporter's General Terms and Conditions on file with the Federal Energy Regulatory Commission, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which Rate Schedules and General Terms and Conditions are by this reference made a part hereof.

        Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in: (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FT, (b) Transporter's Rate Schedule FT, pursuant to which service is rendered, or (c) any provision of the General Terms and Conditions applicable to Rate Schedule FT.

                                   ARTICLE IV
                            PRIMARY RECEIPT POINT(S)

        Natural gas to be received by Transporter for the account of Shipper shall be delivered by Shipper and received by Transporter on the outlet side of the measuring station(s) at or near the Primary Receipt Point(s) specified in Appendix A, with the Maximum Daily Receipt Quantity and the facility number, maximum receipt pressure, and provisions for incremental facilities as set forth in Appendix A. If multiple primary delivery point rate zones are specified in Appendix B the primary receipt point(s) and quantities must be allocated by primary delivery point rate zone in Appendix A.

                                    ARTICLE V
                             PRIMARY DELIVERY POINTS

        Natural gas to be delivered by Transporter for the account of Shipper shall be delivered by Transporter and received by Shipper on the outlet side of the measuring station(s) at or near the Primary Delivery Point(s) specified in Appendix B, with the Maximum Daily Delivery Quantity and the facility number, maximum delivery pressure, and provisions for incremental facilities indicated for each such Delivery Point as set forth in Appendix B.

                                   ARTICLE VI
                                     QUALITY

        All natural gas tendered to Transporter for transportation for the account of Shipper at the Receipt Point(s) shall conform to the quality specifications set forth in Section 4 of the General Terms and Conditions of Transporter's FERC Gas Tariff, as revised from time to time unless otherwise agreed to. Transporter may refuse to take delivery of any gas for transportation which does not meet such quality specifications.

                                   ARTICLE VII
                                 INTERPRETATION

        The interpretation and performance of the Agreement shall be in accordance with the laws of the State of Colorado.

        This Agreement, and all its rates, terms and conditions, shall at all times be subject to modification by order of the FERC upon notice and hearing and a finding of good cause therefore. In the event that any party to this Agreement requests the FERC to take any action which could cause a modification in the conditions of this Agreement, that party shall provide written notice to the other parties at the time of filing the request with the FERC.

                                    X 10.4-9

                                  ARTICLE VIII
                           AGREEMENTS BEING SUPERSEDED

        When this Agreement becomes effective, it shall supersede and cancel any other firm agreements between the parties for the same service.

                                   ARTICLE IX
                                 CERTIFICATIONS

        By executing this Agreement, Shipper certifies that: (1) Shipper has a valid right to deliver the gas to be transported by Transporter; (2) Shipper has, or will have, entered into all arrangements necessary for the commencement of deliveries to Transporter; and (3) Shipper has a transportation contract(s) or will enter into a transportation contract(s) with the party ultimately receiving the gas, prior to the commencement of service.

                                    ARTICLE X
                                    ADDRESSES

        Except as otherwise provided or as provided in the General Terms and Conditions of Transporter's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties as follows:

        (a)    Transporter:

               Mailing Address:                     Street Address:
               Kinder Morgan Interstate Gas         Kinder Morgan Interstate Gas
                  Transmission LLC                     Transmission LLC
               P.O. Box 281304                      370 Van Gordon
               Lakewood, Colorado  80228-8304       Lakewood, Colorado  80228
               Telephone: (303) 989-1740
               Telecopy:  (303) 763-3515

               Scheduling:                          Payment Address:
               Transportation and Storage Services  Kinder Morgan Interstate Gas
               Telephone:  (713) 369-9329              Transmission LLC
               Telecopy:    (713) 369-9325          c/o KMP Rockies
                                                    Dept. 3035 P O Box 201607
                                                    Dallas, Texas 75320-1607

                                                    Wires:
                                                    Kinder Morgan Interstate Gas
                                                       Transmission LLC
                                                    c/o KMP Rockies
                                                    Wells Fargo Bank, NA
                                                    ABA No. 121 000 248
                                                    Account No. 412 112 0968

                                    X 10.4-10

        (b) Shipper: As shown in Article XIII or such other address as either party shall designate by formal written notice.

                                   ARTICLE XI
                             SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of any successor(s), substantially as an entirety, to either Transporter or Shipper by merger, consolidation or acquisition. Either Transporter or Shipper may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture or other instrument which it has executed or may execute hereafter as security for indebtedness; otherwise, except as provided in Section 23 of the General Terms and Conditions, neither Transporter nor Shipper shall assign this Agreement or its rights hereunder.

                                   ARTICLE XII
                                CAPACITY RELEASE

        Shipper may release its capacity under this Firm Transportation Service Agreement, up to Shipper's Maximum Daily Transportation Quantity or Maximum Contract Quantity, in accordance with the General Terms and Conditions of Transporter's FERC Gas Tariff.

                                  ARTICLE XIII
                              SPECIFIC INFORMATION

               Firm Transportation Service Agreement between KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC ("Transporter") and NEDAK Ethanol LLC ("Shipper").

Contract Number:                    _______TBD______
Contract Date:                      _____________
Term:                               Term:  For Ten Years Commencing the
                                    Later of June 1, 2007 or the
                                    In-Service Date of the North Expansion
Termination Notice:                 __Per tariff_____________

Shipper Address:
                                    118 East State Street____
                                    Atkinson, NE 68713______

Telephone:                          ________________
Telecopy:                           ________________


Maximum Daily
Transportation Quantity:            2,450 MMBtu per day.

Rate: The rate charged will be the maximum transportation rate unless otherwise agreed to in writing.

Fuel Reimbursement: As stated on Tariff Sheet No. 4-D, unless otherwise agreed to in writing.

                                    X 10.4-10

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representative.

KINDER MORGAN INTERSTATE GAS                 NEDAK ETHANOL LLC
TRANSMISSION LLC                             "Shipper"
"Transporter"

By:     ____________________________         By:  _____________________________

        3                                           4
Title:  ____________________________         Title:  ___________________________


                                    X 10.4-11

                                   APPENDIX A
                                RECEIPT POINT(S)

        To the Firm Transportation Service Agreement between KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC ("Transporter") and NEDAK ETHANOL LLC ("Shipper").


Contract Number:  ______TBD__________            Dated:         _______________
                                                 Effective Date:  June 1,
2007_____


                                      Maximum                     Provision for
Primary                               Receipt   Maximum Daily      Incremental
Receipt Point(s)        Facility No.  Pressure  Receipt Quantity   Facility
-------------------     -----------   --------  ----------------- ------------


KMOLP/Douglas Plant     PIN (996620)                  69 Dth           N/A

CIG/Glenrock            PIN (19350)                2,381 Dth           N/A



This Appendix A supersedes and cancels any previously effective Appendix A to the referenced Firm Transportation Service Agreement.


KINDER MORGAN INTERSTATE GAS               NEDAK ETHANOL LLC
TRANSMISSION LLC                           "Shipper"
"Transporter"



By:     ___________________________        By:    ______________________________


Title:  ___________________________        TITLE: ______________________________


                                    X 10.4-12

                                   APPENDIX B
                                DELIVERY POINT(S)

        To the Firm Transportation Service Agreement between KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC ("Transporter") and NEDAK ETHANOL LLC ("Shipper").


Contract Number:  _____TBD________             Dated:         ______________
                                               Effective Date:       June 1,
2007____


                                                                     Maximum
                                      Maximum                     Provision for
Primary                               Receipt    Maximum Daily     Incremental
Receipt Point(s)        Facility No.  Pressure  Receipt Quantity   Facility
-------------------     -----------   --------  ----------------- ------------

NEDAK O'Neill              (PIN # TBD)               2,450 Dth          NA


This Appendix B supersedes and cancels any previously effective Appendix B to the referenced Firm Transportation Service Agreement.


KINDER MORGAN INTERSTATE GAS               NEDAK ETHANOL LLC
 TRANSMISSION LLC                          ("Shipper")
("Transporter")



By:     ____________________________       By:    ______________________________


Title:  ____________________________       Title: ______________________________


                                     X 10.4-13

                                   APPENDIX C
                   PRIMARY TRANSPORTATION PATH SEGMENT MDTQ's
         (Applicable to New, Renewed or Amended Transportation Segments)


        An MDTQ exists for each primary transportation path segment and direction within the primary path under this Agreement. Such MDTQ is the maximum daily transportation quantity of gas which Transporter is obligated to transport on a firm basis along a primary transportation path segment.

        A schedule showing these primary transportation path segment MDTQ's is attached.

        This Appendix C supersedes and cancels any previously effective Appendix C to this Firm Transportation Service Agreement.

                                          KINDER MORGAN INTERSTATE
                                           GAS TRANSMISSION LLC
                                          ("Transporter")

                                          By : _________________________________


                                          Title:  ______________________________



                                          NEDAK ETHANOL LLC
                                          ("Shipper")


                                          By :  ________________________________


                                          Title: _______________________________



                                                Flow Direction
                   Upstream                      (F)orward Haul
 Segment #         Segment                       or (B)ack Haul          MDTQ
 ---------         -------                       --------------          ----



                                    X 10.4-14